                                                       with

                                        OppenheimerFunds Distributor, Inc.

                                               For Class C Shares of

                                         Oppenheimer Multi Cap Value Fund

This  Distribution and Service Plan and Agreement (the "Plan") is dated as of the _____day of __________,  2002, by
and  between  Oppenheimer  Multi  Cap  Value  Fund  (the  "Fund")  and  OppenheimerFunds   Distributor,  Inc.  (the
"Distributor").

1.       The Plan.  This Plan is the Fund's  written  distribution  and service plan for Class C shares of the Fund
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(the  "Shares"),  designed to comply with the  provisions of Rule 12b-1 as it may be amended from time to time (the
"Rule") under the Investment  Company Act of 1940 (the "1940 Act").  Pursuant to this Plan the Fund will compensate the  Distributor  for its services in connection  with the  distribution  of Shares,  and the personal  service and maintenance of shareholder  accounts that hold Shares  ("Accounts").  The Fund may act as distributor of securities of which it is the issuer,  pursuant to the Rule,  according to the terms of this Plan. The terms and provisions of this Plan shall be interpreted and defined in a manner  consistent  with the provisions and  definitions  contained in (i) the Fund's  Registration  Statement,  (ii) the 1940 Act, (iii) the Rule, (iv) Rule 2830 of the Conduct Rules
of the National  Association of Securities  Dealers,  Inc., or any  applicable  amendment or successor to such rule
(the "NASD Conduct Rules") and (v) any conditions pertaining either to  distribution-related  expenses or to a plan of  distribution  to which the Fund is subject under any order on which the Fund relies,  issued at any time by the
U.S. Securities and Exchange Commission ("SEC").

2.       Definitions. As used in this Plan, the following terms shall have the following meanings:
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         (a)      "Recipient"  shall  mean any  broker,  dealer,  bank or other  person  or entity  which:  (i) has rendered  assistance  (whether  direct,  administrative  or both) in the  distribution  of Shares  or has  provided administrative  support  services with respect to Shares held by Customers  (defined below) of the Recipient;  (ii)
shall furnish the Distributor (on behalf of the Fund) with such  information as the  Distributor  shall  reasonably request to answer such  questions as may arise  concerning  the sale of Shares;  and (iii) has been selected by the
Distributor to receive payments under the Plan.

         (b)      "Independent  Trustees"  shall  mean the  members  of the Fund's  Board of  Trustees  who are not
"interested  persons"  (as  defined  in the 1940  Act) of the Fund and who have no  direct  or  indirect  financial interest in the operation of this Plan or in any agreement relating to this Plan.

         (c)      "Customers"  shall  mean such  brokerage  or other  customers  or  investment  advisory  or other clients of a Recipient,  and/or accounts as to which such Recipient provides  administrative support services or is a custodian or other fiduciary.

         (d)      "Qualified  Holdings"  shall mean,  as to any  Recipient,  all Shares  owned  beneficially  or of record by:  (i) such  Recipient,  or (ii) such  Recipient's  Customers,  but in no event  shall any such  Shares be deemed  owned by more than one  Recipient  for  purposes  of this  Plan.  In the event that more than one person or entity would  otherwise  qualify as Recipients as to the same Shares,  the Recipient  which is the dealer of record on the Fund's books as determined by the  Distributor  shall be deemed the Recipient as to such Shares for purposes of this Plan.

3.       Payments for Distribution Assistance and Administrative Support Services.
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         (a)      Payments  to the  Distributor.  In  consideration  of  the  payments  made  by  the  Fund  to the
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Distributor  under this Plan,  the  Distributor  shall provide  administrative  support  services and  distribution services to the Fund. Such services include  distribution  assistance and administrative  support services rendered in  connection  with  Shares  (1) sold in  purchase  transactions,  (2)  issued in  exchange  for shares of another investment  company for which the Distributor serves as distributor or  sub-distributor,  or (3) issued pursuant to a plan of  reorganization  to which the Fund is a party.  If the Board  believes  that the  Distributor  may not be rendering  appropriate  distribution  assistance or administrative  support services in connection with the sale of
Shares,  then the Distributor,  at the request of the Board, shall provide the Board with a written report or other information to verify that the  Distributor is providing  appropriate  services in this regard.  For such services, the Fund will make the following payments to the Distributor:

                  (i)  Administrative  Support  Service  Fees.  Within  forty-five  (45)  days  of the  end of each
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calendar  quarter,  the Fund will make payments in the aggregate  amount of 0.25% on an annual basis of the average during  that  calendar  quarter of the  aggregate  net asset  value of the Shares  computed as of the close of each business  day  (the  "Service  Fee").  Such  Service  Fee  payments  received  from the Fund  will  compensate  the
Distributor for providing  administrative  support services with respect to Accounts.  The  administrative  support services  in  connection  with  Accounts  may  include,  but shall not be limited  to, the  administrative  support services that a Recipient may render as described in Section 3(b)(i) below.

                  (ii) Distribution  Assistance Fees (Asset-Based  Sales Charge).  The Fund may make payments of an
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"Asset-Based  Sales  Charge" of up to 0.0625% per month (0.75% on an annual  basis) but the Board has initially set the  Asset-Based  Sales  Charge at a rate of 0.50%  annually.  The Board may  increase  that  amount to up to 0.75%
annually  without the further  approval of shareholders of Class C shares of the Fund.  Within ten (10) days of the end of each month,  the Fund will make payments in the aggregate  amount of 0.04666%  (0.50% on an annual basis) of the average  during the month of the aggregate net asset value of Shares  computed as of the close of each business day. Such  Asset-Based  Sales Charge payments  received from the Fund will compensate the Distributor for providing distribution assistance in connection with the sale of Shares.

                  The  distribution  assistance  services to be rendered by the  Distributor in connection with the
Shares may  include,  but shall not be limited  to, the  following:  (i) paying  sales  commissions  to any broker, dealer,  bank or other  person or entity  that sells  Shares,  and/or  paying  such  persons  "Advance  Service Fee
Payments" (as defined  below) in advance of, and/or in amounts  greater  than,  the amount  provided for in Section
3(b) of this  Agreement;  (ii) paying  compensation  to and expenses of personnel  of the  Distributor  who support distribution  of Shares  by  Recipients;  (iii)  obtaining  financing  or  providing  such  financing  from its own resources,  or from an affiliate,  for the interest and other  borrowing  costs of the  Distributor's  unreimbursed expenses incurred in rendering  distribution  assistance and administrative  support services to the Fund; and (iv)
paying other direct  distribution  costs,  including without limitation the costs of sales literature,  advertising
and   prospectuses   (other  than  those   prospectuses   furnished  to  current   holders  of  the  Fund's  shares
("Shareholders")) and state "blue sky" registration expenses.

         (b)      Payments to  Recipients.  The  Distributor  is authorized  under the Plan to pay  Recipients  (1)
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distribution  assistance  fees for rendering  distribution  assistance in connection with the sale of Shares and/or
(2) service  fees for  rendering  administrative  support  services  with  respect to  Accounts.  However,  no such payments  shall be made to any Recipient  for any quarter in which its  Qualified  Holdings do not equal or exceed, at the end of such quarter,  the minimum amount ("Minimum Qualified  Holdings"),  if any, that may be set from time to time by a majority of the Independent  Trustees.  All fee payments made by the Distributor hereunder are subject to reduction  or  chargeback  so that the  aggregate  service fee payments and Advance  Service Fee Payments do not exceed  the  limits on  payments  to  Recipients  that are,  or may be,  imposed  by the NASD  Conduct  Rules.  The
Distributor  may make Plan payments to any  "affiliated  person" (as defined in the 1940 Act) of the Distributor if such  affiliated  person  qualifies  as a Recipient  or retain  such  payments if the  Distributor  qualifies  as a
Recipient.

                  In  consideration  of the  services  provided  by  Recipients,  the  Distributor  shall  make the following payments to Recipients:

                  (i) Service Fee. In consideration  of  administrative  support  services  provided by a Recipient
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during a calendar  quarter,  the Distributor  shall make service fee payments to that Recipient  quarterly,  within forty-five (45) days of the end of each calendar  quarter,  at a rate not to exceed 0.25% on an annual basis of the average  during the calendar  quarter of the aggregate net asset value of Shares,  computed as of the close of each business  day,  constituting  Qualified  Holdings  owned  beneficially  or of  record  by the  Recipient  or by its
Customers for a period of more than the minimum  period (the  "Minimum  Holding  Period"),  if any, that may be set from time to time by a majority of the Independent Trustees.

                  Alternatively,  the Distributor may, at its sole option,  make the following service fee payments to any  Recipient  quarterly,  within  forty-five  (45)  days of the end of each  calendar  quarter:  (A)  "Advance
Service Fee  Payments" at a rate not to exceed 0.25% of the average  during the calendar  quarter of the  aggregate net asset value of Shares,  computed  as of the close of  business  on the day such  Shares are sold,  constituting
Qualified  Holdings,  sold by the  Recipient  during  that  quarter  and  owned  beneficially  or of  record by the
Recipient  or by its  Customers,  plus (B) service fee payments at a rate not to exceed 0.25% on an annual basis of the average  during the calendar  quarter of the aggregate  net asset value of Shares,  computed as of the close of each business day,  constituting  Qualified  Holdings  owned  beneficially  or of record by the Recipient or by its
Customers for a period of more than one (1) year. At the  Distributor's  sole option,  Advance Service Fee Payments may be made more often than  quarterly,  and sooner than the end of the calendar  quarter.  In the event Shares are redeemed  less than one year after the date such Shares were sold,  the  Recipient  is  obligated to and will repay the Distributor on demand a pro rata portion of such Advance  Service Fee Payments,  based on the ratio of the time such Shares were held to one (1) year.

                  The  administrative  support  services  to be  rendered  by  Recipients  in  connection  with the
Accounts may include,  but shall not be limited to, the  following:  answering  routine  inquiries  concerning  the
Fund,  assisting in the  establishment and maintenance of accounts or sub-accounts in the Fund and processing Share redemption  transactions,  making the Fund's investment plans and dividend payment options available, and providing such other  information and services in connection  with the rendering of personal  services and/or the maintenance of Accounts, as the Distributor or the Fund may reasonably request.

                  (ii) Distribution  Assistance Fee (Asset-Based Sales Charge) Payments.  Irrespective of whichever
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alternative  method of making  service fee payments to Recipients is selected by the  Distributor,  in addition the
Distributor shall make  distribution  assistance fee payments to each Recipient  quarterly,  within forty-five (45)
days after the end of each  calendar  quarter,  at a rate not to exceed  0.1875%  (0.75% on an annual basis) of the average  during the calendar  quarter of the aggregate  net asset value of Shares  computed as of the close of each business day  constituting  Qualified  Holdings owned  beneficially  or of record by the Recipient or its Customers for a period of more than one (1) year.  Alternatively,  at its sole option,  the Distributor may make distribution assistance fee payments to a Recipient  quarterly,  at the rate described above, on Shares  constituting  Qualified
Holdings  owned  beneficially  or of record by the Recipient or its Customers  without regard to the 1-year holding period described above.  Distribution  assistance fee payments shall be made only to Recipients that are registered with the SEC as a broker-dealer or are exempt from  registration.  The Distributor has initially set such fees at a rate of 0.125% per quarter (0.50% on an annual basis).

                  The  distribution  assistance to be rendered by the  Recipients  in  connection  with the sale of
Shares may include,  but shall not be limited to, the following:  distributing  sales  literature and  prospectuses other than those furnished to current Shareholders,  providing  compensation to and paying expenses of personnel of the Recipient who support the  distribution  of Shares by the Recipient,  and providing such other  information and services in connection with the distribution of Shares as the Distributor or the Fund may reasonably request.

         (c)      A majority  of the  Independent  Trustees  may at any time or from time to time (i)  increase  or decrease the rate of fees to be paid to the  Distributor or to any  Recipient,  but not to exceed the maximum rates set forth  above,  and/or (ii) direct the  Distributor  to increase or decrease  any Minimum  Holding  Period,  any maximum  period  set by a  majority  of the  Independent  Trustees  during  which  fees  will  be  paid  on  Shares constituting  Qualified  Holdings owned  beneficially or of record by a Recipient or by its Customers (the "Maximum
Holding  Period"),  or Minimum  Qualified  Holdings.  The  Distributor  shall notify all  Recipients of any Minimum
Qualified  Holdings,  Maximum  Holding  Period and  Minimum  Holding  Period that are  established  and the rate of payments  hereunder  applicable to  Recipients,  and shall provide each Recipient with written notice within thirty
(30) days after any change in these  provisions.  Inclusion of such  provisions or a change in such provisions in a supplement or Statement of  Additional  Information  or amendment to or revision of the  prospectus or Statement of
Additional Information of the Fund shall constitute sufficient notice.

         (d)      The  Service  Fee and the  Asset-Based  Sales  Charge on  Shares  are  subject  to  reduction  or elimination  under the limits that apply to such fees under the NASD Conduct  Rules  relating to sales of shares of open-end funds

         (e)      Under the Plan, payments may also be made to Recipients:  (i) by  OppenheimerFunds,  Inc. ("OFI")
from its own resources  (which may include  profits  derived from the advisory fee it receives  from the Fund),  or
(ii) by the Distributor (a subsidiary of OFI), from its own resources,  from  Asset-Based  Sales Charge payments or from the proceeds of its borrowings, in either case, in the discretion of OFI or the Distributor, respectively.

         (f)      Recipients  are intended to have certain  rights as  third-party  beneficiaries  under this Plan, subject to the  limitations  set forth  below.  It may be  presumed  that a  Recipient  has  provided  distribution assistance or administrative  support services  qualifying for payment under the Plan if it has Qualified  Holdings of Shares  that  entitle it to  payments  under the Plan.  If either the  Distributor  or the Board  believe  that, notwithstanding  the level of  Qualified  Holdings,  a  Recipient  may not be  rendering  appropriate  distribution assistance  in  connection  with the sale of Shares or  administrative  support  services  for  Accounts,  then the
Distributor,  at the  request  of the Board,  shall  require  the  Recipient  to provide a written  report or other information to verify that said  Recipient is providing  appropriate  distribution  assistance  and/or  services in this regard.  If the  Distributor or the Board of Trustees still is not satisfied after the receipt of such report, either may take  appropriate  steps to terminate the Recipient's  status as a Recipient  under the Plan,  whereupon such Recipient's rights as a third-party beneficiary hereunder shall terminate.  Additionally,  in their discretion a majority of the Fund's Independent  Trustees at any time may remove any broker,  dealer,  bank or other person or entity as a  Recipient,  whereupon  such  person's or entity's  rights as a  third-party  beneficiary  hereof shall terminate.  Notwithstanding  any other  provision of this Plan,  this Plan does not obligate or in any way make the
Fund liable to make any payment  whatsoever  to any person or entity other than  directly to the  Distributor.  The
Distributor  has no  obligation  to pay any Service Fees or  Distribution  Assistance  Fees to any Recipient if the
Distributor has not received payment of Service Fees or Distribution Assistance Fees from the Fund.

4.       Selection and  Nomination  of Trustees.  While this Plan is in effect,  the  selection  and  nomination of
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persons to be Trustees of the Fund who are not "interested  persons" of the Fund  ("Disinterested  Trustees") shall be  committed  to the  discretion  of the  incumbent  Disinterested  Trustees.  Nothing  herein  shall  prevent the incumbent  Disinterested  Trustees from  soliciting  the views or the  involvement  of others in such  selection or nomination  as long as the final  decision on any such  selection  and  nomination is approved by a majority of the incumbent Disinterested Trustees.

5.       Reports.  While this Plan is in effect,  the  Treasurer of the Fund shall provide  written  reports to the
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Fund's Board for its review,  detailing  the amount of all payments  made under this Plan and the purpose for which the  payments  were made.  The reports  shall be provided  quarterly,  and shall state  whether all  provisions  of
Section 3 of this Plan have been complied with.

6.       Related  Agreements.  Any agreement  related to this Plan shall be in writing and shall provide that:  (i)
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such  agreement  may be  terminated  at any time,  without  payment of any penalty,  by a vote of a majority of the
Independent  Trustees  or by a vote of the  holders  of a  "majority"  (as  defined  in the 1940 Act) of the Fund's outstanding  voting Class C shares;  (ii) such termination  shall be on not more than sixty days' written notice to any  other  party to the  agreement;  (iii)  such  agreement  shall  automatically  terminate  in the  event of its
"assignment"  (as defined in the 1940 Act);  (iv) such  agreement  shall go into effect when  approved by a vote of the Board and its  Independent  Trustees  cast in person at a  meeting  called  for the  purpose  of voting on such agreement;  and (v) such agreement shall,  unless  terminated as herein  provided,  continue in effect from year to year only so long as such  continuance  is  specifically  approved at least annually by a vote of the Board and its
Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

7.       Effectiveness,  Continuation,  Termination  and  Amendment.  This Plan has been  approved by a vote of the
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Board and its  Independent  Trustees  cast in person at a meeting  called on October 12,  2002,  for the purpose of voting on this Plan.  Unless terminated as hereinafter  provided,  it shall continue in effect until renewed by the
Board in accordance  with the Rule and  thereafter  from year to year or as the Board may  otherwise  determine but only so long as such  continuance  is  specifically  approved  at least  annually  by a vote of the  Board  and its
Independent Trustees cast in person at a meeting called for the purpose of voting on such continuance.

         This Plan may not be amended to  increase  materially  the amount of  payments to be made under this Plan, without  approval of the Class C  Shareholders  at a meeting  called for that purpose and all  material  amendments must be approved by a vote of the Board and of the Independent Trustees.

         This Plan may be  terminated  at any time by a vote of a majority  of the  Independent  Trustees or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the Fund's  outstanding  Class C voting shares.
In the event of such  termination,  the Board and its Independent  Trustees shall determine whether the Distributor shall be entitled to payment  from the Fund of all or a portion of the  Service  Fee and/or the  Asset-Based  Sales
Charge in respect of Shares sold prior to the effective date of such termination.

8.       Disclaimer of Shareholder and Trustee Liability.  The Distributor  understands that the obligations of the
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Fund under this Plan are not binding  upon any Trustee or  shareholder  of the Fund  personally,  but bind only the
Fund and the Fund's  property.  The Distributor  represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming Trustee and shareholder liability for acts or obligations of the Fund.

                                            Oppenheimer Multi Cap Value Fund

                                            By:    ____________________________________
                                                   Robert G. Zack
                                                   Secretary

                                            OppenheimerFunds Distributor, Inc.

                                            By:    _____________________________________
                                                   Katherine P. Feld
                                                   Vice President